BRILLIANT DIGITAL ENTERTAINMENT, INC.
                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is made and entered as of the 1st day of January, 2000, by and between Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), and Continental Capital & Equity Corporation, a Florida corporation ("Purchaser").

     This Agreement is being entered into between the parties pursuant to that certain Market Access Program Marketing Agreement, dated as of December 16, 1999, between the Company and Purchaser (the "Marketing Agreement"). In consideration of the mutual covenants and agreements set forth in this Agreement and in the Marketing Agreement, the parties to this Agreement agree as follows:

     1. PURCHASE AND SALE OF SHARES. Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, 50,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock").

     2. PURCHASE PRICE. The aggregate purchase price for the Shares is $50.00 (or $.001 per share), which amount will be delivered to the Company currently with the execution and delivery of this Agreement

     3.   RESTRICTIONS ON THE SHARES.

          3.1 RESTRICTIONS ON TRANSFER OF SHARES. None of the Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of (each a "Transfer"), and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

               (a) The Shares are Transferred pursuant to and in conformity with
(i) (x) an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"); or (y) an exemption from registration under the Act; and
(ii) the securities laws of any state of the United States; and

               (b) Purchaser has, prior to the Transfer of such Shares, and if requested by the Company, provided all relevant information to the Company's counsel so that upon the Company's request, the Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer is (i) (x) pursuant to a registration statement which has been filed with the Commission and is then effective; or (y) exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder; and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

          3.2 ADDITIONAL RESTRICTIONS ON TRANSFER OF NON-VESTED SHARES. Purchaser agrees, for itself and for its heirs, successors and assigns, that Purchaser shall have no right or power under any circumstance to Transfer any interest in Shares which are "Non-Vested Shares," as determined by this Section 3.2, except to the Company. As used in this Agreement, "Vested Shares" means all Shares which Purchaser has the right to Transfer at a specified point in time and "Non-


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Vested Shares" means all Shares which Purchaser does not have the right to
Transfer at a specified point in time. The vesting schedule is set forth in
Section 3.3.

          3.3 DETERMINATION OF VESTED SHARES. The Shares which shall be "Vested Shares" shall be determined solely on the basis of the length of time that Purchaser continues to provide services to the Company under the Marketing Agreement, as follows:

               (a) 36,663 Shares shall become Vested Shares in eleven consecutive equal monthly installments of 3,333 Shares each on the last day of the calendar month, with the first installment vesting on January 31, 2000, so long as Purchaser has been providing and is continuing to provide services to the Company under the Marketing Agreement on the last day of such calendar month; and

               (b) 13,337 Shares shall become Vested Shares on December 31, 2000, so long as Purchaser has been providing and is continuing to provide services to the Company under the Marketing Agreement on December 31, 2000.

          3.4 OBLIGATION TO RESELL SHARES. On the termination of Purchaser's "engagement by the Company" (as defined in Section 3.5 below), for any reason, whether with or without cause, the Company shall have the right to repurchase from Purchaser and Purchaser shall be obligated to sell to the Company, all or any of Purchaser's Non-Vested Shares at a purchase price of $.001 per share (the "Repurchase Price"). Within 45 days of the date of the termination of Purchaser's engagement by the Company, the Company shall deliver to Purchaser a written notice specifying the number of Shares the Company desires to repurchase under this Agreement, and the place, time and date (which in no event shall be later than 30 days from the date of the Company's notice) of the closing of such sale and purchase. At the closing, the Company agrees to deliver the Repurchase Price to Purchaser for the number of Shares specified in the notice, and Purchaser agrees to deliver to the Company a certificate or certificates representing the number of Shares specified in the notice (except to the extent all or any portion of such Shares are held in escrow pursuant to Section 3.6 below, in which case such Shares shall be delivered to the Company in accordance with Section 3.6), together with collateral instruments of transfer executed in blank.

          3.5 ENGAGEMENT. Purchaser shall be considered to be in "ENGAGEMENT BY THE COMPANY" while Purchaser is continuously engaged as an independent contractor to the Company under the terms of the Marketing Agreement. This Agreement shall not obligate the Company or any other entity to continue to engage Purchaser as an independent contractor for any period of time. The term of Purchaser's engagement by the Company as an independent contractor, and the Company's and Purchaser's right to terminate that engagement, with or without cause, shall be determined under the terms of the Marketing Agreement and not this Agreement.

          3.6 RETENTION OF SHARES IN ESCROW. Purchaser agrees that each certificate representing the Shares issued to Purchaser hereunder, or deemed to be issued to Purchaser hereunder, shall be delivered to Troop Steuber Pasich Reddick & Tobey, LLP, counsel to the Company ("Troop"), to be held Troop in escrow in accordance with the terms of this Section 3.6. Purchaser agrees to execute in blank collateral instruments of transfer reasonably requested by the Company to enable the Company to repurchase Non-Vested Shares in accordance with the terms of this Agreement. The Company shall instruct Troop to hold the Shares in escrow and to release the Shares upon written instructions executed by the Company as follows:


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               (a) Any Non-Vested Shares repurchased by the Company pursuant to the terms of this Agreement shall be released from escrow and delivered to the Company upon receipt by Troop of written instructions executed by the Company;

               (b) 10,000 of the Shares shall not be deposited into escrow and shall be delivered to Purchaser as soon as practicable following execution of this Agreement;

               (c) Provided that following Shares have not previously been released from escrow and delivered to the Company pursuant to Section 3.6(a) above, 10,000 of the Shares shall be released from escrow and delivered to Purchaser upon receipt by Troop of written instructions executed by the Company on each of April 1, 2000, July 1, 2000, October 1, 2000 and December 31, 2000.

          Nothing in this Section 3.6 shall in any way affect the determination of whether Shares are Vested Shares or Non-Vested Shares, and the parties acknowledge that Shares may be released from escrow prior to the date upon which such Shares become Vested Shares under the terms of this Agreement.

          3.7 NON-COMPLYING TRANSFERS. Every attempted Transfer of any shares of the Stock in violation of this Section 3 shall be null and void AB INITIO, and of no force or effect.

     4. LEGENDS ON STOCK CERTIFICATES. Purchaser agrees that the Company may place on each certificate representing Shares legends in substantially the following form:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED."

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THIS CERTIFICATE, WHICH AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THE COMPANY HAS A RIGHT TO REPURCHASE THE SECURITIES EVIDENCED BY THIS CERTIFICATE. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

     5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser has been advised that the Common Stock has not been registered under the Act, nor qualified under any state Blue Sky law, on the ground that no distribution or public offering of the Common Stock is to be effected,


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and that in this connection the Company is relying in part on the representations of Purchaser set forth in this Section 5. Purchaser represents that:

          5.1 INVESTMENT INTENT. Purchaser is acquiring the Shares solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the Shares, except pursuant to a registration statement under the Act as contemplated by the Marketing Agreement.

          5.2 ECONOMIC RISK. Purchaser is able to bear the economic risk of an investment in the Shares acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

          5.3 SOPHISTICATION. Purchaser (i) has a preexisting personal or business relationship with the Company or its officers and/or directors, and
(ii) is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares. Purchaser has had, during the course of this transaction and prior to its purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Company and the terms and conditions of this Agreement. Purchaser hereby acknowledges that it has received all such information as it considers necessary for evaluating the risks and merits of acquiring the Shares and for verifying the accuracy of any information furnished to it or to which it had access.

          5.4 ACCREDITED INVESTOR. Purchaser is an "accredited investor" for purposes of Regulation D promulgated by the Commission under the Act.

     6.   GENERAL PROVISIONS.

          6.1 FURTHER ASSURANCES. Purchaser shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement.

          6.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be given to the parties hereto as follows:

               (a) If to the Company, to:

                   Brilliant Digital Entertainment, Inc.
                   6355 Topanga Canyon Blvd., Suite 120
                   Woodland Hills, CA 91367
                   Facsimile:  (818) 712-0810
                   Attn:       Chief Financial Officer

               (b) If to Purchaser, to:

                   Continental Capital & Equity Corporation
                   195 Wekiva Springs Road, Suite 200
                   Longwood, FL 32779
                   Facsimile:  (407) 682-2544
                   Attn:


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or at such other address or addresses as may have been furnished by either such party in writing to the other party hereto. Any such notice request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by certified or registered mail, return receipt requested, postage pre-paid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this Section 6.2.

          6.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          6.4 GOVERNING LAW. THIS AGREMEENT IS MADE AND ENTERED INTO IN THE STATE OF CALIFORNIA AND THE LAWS OF SAID STATE SHALL GOVERN THE VALIDITY AND INTERPRETATION HEREOF AND THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE DUTIES AND OBLIGATIONS HEREUNDER.

          6.5 SEVERABILITY. Should any paragraph or any part of a paragraph within this Agreement be rendered void, invalid or unenforceable by any Court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other paragraph or part of a paragraph in this Agreement.

          6.6 ATTORNEY'S FEES. In the event that any action, suit or proceeding is instituted upon any breach of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Agreement, "attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

          6.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed as original but all of which together shall constitute one and the same instrument.

          6.8 MISCELLANEOUS. Title and captions contained in this Agreement are inserted for convenience and reference only and do not constitute a part of this Agreement for any purpose.

          6.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Purchaser without the prior written consent of the Company.

          6.9 ENTIRE AGREEMENT. This Agreement and the Marketing Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof.


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      IN WITNESS WHEREOF, this Agreement has been executed by the parties with the intent that it be effective as of the date first above written.


                           BRILLIANT DIGITAL ENTERTAINMENT, INC.
                           a Delaware corporation

                           By: /S/ MICHAEL OZEN
                              ------------------------------
                              Michael Ozen
                           Its: Chief Financial Officer


                           CONTINTENTAL CAPITAL & EQUITY CORPORATION, a Florida corporation

                           By: /S/ P. MANION
                              ------------------------------

                           Its: PRESIDENT
                               -----------------------------

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